EXHIBIT 99.1


                             JOINT FILING AGREEMENT


         The undersigned agree that the Schedule 13D, and any amendments thereto, to be filed with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.01 per share, of SoundView Technology Group, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.


Dated:  January 15, 2004


                                     The Charles Schwab Corporation


                                     By:      /s/ R. SCOTT MCMILLEN
                                              _____________________________
                                              R. Scott McMillen
                                              Assistant Corporate Secretary



                                     Shakespeare Merger Corporation


                                     By:      /s/ R. SCOTT MCMILLEN
                                              _____________________________
                                              R. Scott McMillen
                                              Assistant Corporate Secretary

                                  SCHEDULE I-A

       DIRECTORS AND EXECUTIVE OFFICERS OF THE CHARLES SCHWAB CORPORATION


         The following table sets forth the names, addresses and principal occupations of the executive officers, directors and persons owning more than ten percent of the common stock of The Charles Schwab Corporation. Each such person is a citizen of the United States except where otherwise noted.


NAME                            ADDRESS                              OCCUPATION

NANCY H. BECHTLE                3560 Washington Street               San Francisco Symphony Board of Governors
Director                        San Francisco, California 94118

C. PRESTON BUTCHER              4000 East Third Avenue               Chairman and Chief Executive Officer, Legacy
Director                        Suite 600                            Partners
                                Foster City, California  94404

DONALD G. FISHER                Two Folsom Street                    Chairman of the Board, Gap, Inc.
Director                        San Francisco, California 94105

ANTHONY M. FRANK                One Maritime Plaza                   Chairman Emeritus, Belvedere Capital Partners
Director                        Suite 825
                                San Francisco, California  94111

FRANK C. HERRINGER              600 Montgomery Street                Chairman of the Board, Transamerica Corporation
Director                        San Francisco, California  94111

STEPHEN T. MCLIN                3214 Quandt Road                     Chairman and Chief Executive Officer, STM
Director                        Lafayette, California 94549          Holdings LLC


DAVID S. POTTRUCK               120 Kearny Street                    President and Chief Executive Officer, Schwab
Executive Officer and           San Francisco, California  94108
Director

CHARLES R. SCHWAB               120 Kearny Street                    Chairman and Director, Schwab
Chairman, Director and holder   San Francisco, California  94108
of more than 10% of Schwab's
common stock

GEORGE P. SHULTZ                50 Beale Street, 3rd Floor           Professor Emeritus of International Economics,
Director                        San Francisco, California 94123      Graduate School of Business, Stanford
                                                                     University, and a Distinguished Fellow, Hoover
                                                                     Institution, Stanford University

PAULA A. SNEED                  Three Lakes Drive                    Group Vice President and President of
Director                        Northfield, Illinois 60093           E-Commerce and Marketing Services for Kraft
                                                                     Foods, Inc.

ROGER O. WALTHER                3636 Buchanan Street                 Chairman and Chief Executive Officer, Tusker
Director                        San Francisco, California  94123     Corporation,

ROBERT N. WILSON                100 Albany Street                    Retired Senior Vice Chairman of the board of
Director                        Suite 200                            directors, Johnson & Johnson
                                New Brunswick, New Jersey
                                08903-2636




DAVID B. YOFFIE                 Harvard Business School              The Max and Doris Starr Professor of
Director                        Morgan Hill, 215 Soldiers Field      International Business Administration, Harvard
                                Boston, Massachusetts 02163          Business School

WILLIAM L. ATWELL               120 Kearny Street                    Executive Vice President -President of Client
Executive Officer               San Francisco, California  94108     Sales and Services and Banking, Schwab

JODY L. BILNEY                  120 Kearny Street                    Executive Vice President and Chief Marketing
Executive Officer               San Francisco, California  94108     Officer of Schwab and Charles Schwab & Co.,
                                                                     Inc. ("CS&Co.")

CHRISTOPHER V. DODDS            120 Kearny Street                    Executive Vice President and Chief Financial
Executive Officer               San Francisco, California  94108     Officer, Schwab and CS&Co.

LON GORMAN                      120 Kearny Street                    Vice Chairman and President - Schwab,
Executive Officer               San Francisco, California  94108     Institutional and Asset Management, Schwab and
                                                                     CS&Co.

DANIEL O. LEEMON                120 Kearny Street                    Executive Vice President and Chief Strategy
Executive Officer               San Francisco, California  94108     Officer, Schwab and CS&Co.

DAWN G. LEPORE                  120 Kearny Street                    Vice Chairman - Technology, Active Trader,
Executive Officer               San Francisco, California  94108     Operations, and Administration. Schwab and
                                                                     CS&Co.

MARY S. MCLEOD                  120 Kearny Street                    Executive Vice President - Human Resources,
Executive Officer               San Francisco, California  94108     Schwab and CS&Co.

GEOFFREY J. PENNEY              120 Kearny Street                    Executive Vice President and Chief Information
Executive Officer               San Francisco, California  94108     Officer, Schwab and CS&Co.  Mr. Penny is a
                                                                     citizen of the United Kingdom.

ALAN J. WEBER                   120 Kearny Street                    Executive Vice President, Schwab and Chief
Executive Officer               San Francisco, California  94108     Executive Officer, U.S. Trust Corporation




                                  SCHEDULE I-B

       DIRECTORS AND EXECUTIVE OFFICERS OF SHAKESPEARE MERGER CORPORATION


         The following table sets forth the names, addresses and principal occupations of the executive officers and directors of Shakespeare Merger
Corporation. Each such person is a citizen of the United States.

NAME                            ADDRESS                              OCCUPATION

CHRISTOPHER V. DODDS,           120 Kearny Street                    Executive Vice President and Chief Financial
Executive Officer               San Francisco, California  94108     Officer of The Charles Schwab Corporation
                                                                     ("Schwab") and Charles Schwab & Co. Inc. ("CS&Co.")

MARK P. LEE,                    120 Kearny Street                    Senior Vice President - Finance of CS&Co.
Director and Executive Officer  San Francisco, California  94108

LAWRENCE E. LEIBOWITZ,          120 Kearny Street                    Executive Vice - Equities of CS&Co.
Director and Executive Officer  San Francisco, California  94108

JOSEPH R. MARTINETTO,           120 Kearny Street                    Senior Vice President and Treasurer of Schwab
Director and Executive Officer  San Francisco, California  94108     and CS&Co.
